EXHIBIT 32.1


     CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. ss. 1350


I, Bruce M. Goldberg, President and Chief Executive Officer of All American Semiconductor, Inc., hereby certify, to my knowledge:

     (1) that the Quarterly Report on Form 10-Q of All American Semiconductor, Inc. for the quarterly period ended on September 30, 2004 filed with the Securities and Exchange Commission on the date hereof at File No. 0-16207 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     (2) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of All American Semiconductor, Inc.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.


Date: November 15, 2004                    /s/ BRUCE M. GOLDBERG
                                           -------------------------------------
                                           Bruce M. Goldberg
                                           President and Chief Executive Officer